Exhibit 99.06

AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

This Amended and Restated Certificate of Limited Partnership of Alliance Capital Management Holding L.P., a Delaware limited partnership (the “Partnership”), shall be effective at 4:01 p.m. (Delaware time) on February 24, 2006, and is being executed for the purpose of amending and restating in its entirety, as hereinafter set forth, the Certificate of Limited Partnership of the Partnership (the “Certificate”), which Certificate was originally filed in this Office of the Secretary of State of the State of Delaware under the name of Alliance Capital Management L.P., the former name of the Partnership, on November 18, 1987.

It is, therefore, certified that the Certificate is hereby amended and restated in its entirety as follows:

Name. The name of the Partnership is AllianceBernstein Holding L.P.

Registered Office and Registered Agent. The registered office of the Partnership in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent of the Partnership for service of process at such address is The Corporation Trust Company.

Name and Address of General Partner. The name and business address of the General Partner of the Partnership are as follows:

AllianceBernstein Corporation

1345 Avenue of the Americas

New York, NY 10105

Amended and Restated Certificate. This Amended and Restated Certificate has been duly executed and is being filed in accordance with the provisions of §17-210 of the Delaware Revised Uniform Limited Partnership Act.

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Limited Partnership as of February 21, 2006.

GENERAL PARTNER

ALLIANCE CAPITAL MANAGEMENT CORPORATION

By:	/s/ Adam R. Spilka
Adam R. Spilka
Secretary